Cross-Corporate Continuing Guaranty and Security Agreement

Borrower:	Composite Technology Corporation, a Nevada corporation
Address:	2026 McGaw Avenue, Irvine, CA 92614

Borrower:	CTC Cable Corporation, a Nevada corporation
Address:	2026 McGaw Avenue, Irvine, CA 92614

Borrower:	CTC Renewables Corporation, a Nevada corporation
Address:	2026 McGaw Avenue, Irvine, CA 92614

Guarantor:	Stribog, Inc., a Nevada corporation
Address:	2026 McGaw Avenue, Irvine, CA 92614

Date:	April 12, 2010

This Cross-Corporate Continuing Guaranty and Security Agreement (“Guaranty”) is executed by the above-named Borrowers under the Loan Agreement (as defined herein) and the above-referenced Guarantor, an Affiliate of the Borrowers, as guarantors in respect of each Borrower (except for a guarantor in respect of itself) and any other persons now or hereafter signatory as a guarantor to this Guaranty by execution of a counterpart hereof or by an instrument of joinder and accession hereto (jointly and severally, a “Guarantor” and, collectively, “Guarantor”), as of the above date, in favor of PARTNERS FOR GROWTH II, L.P. (“PFG”), whose address is 180 Pacific Avenue, San Francisco, CA 94111, with respect to the Indebtedness (as defined herein) of each and all of the above-named borrowers (jointly and severally, “Borrower”). Capitalized terms not defined herein have the meaning set forth in the Loan Agreement (as defined below).

1.  Continuing Guaranty. Each Guarantor hereby un-conditionally guarantees and promises to pay to PFG in lawful money of the United States, and to perform for the benefit of PFG, all of the Borrower’s present and future Indebtedness (as defined below) to PFG, provided that no Guarantor shall be deemed to give a guaranty in respect of itself.

2.  “Indebtedness.”  As used in this Guaranty, the term "Indebtedness" means any and all Obligations (as defined in the Loan and Security Agreement between PFG and each Borrower of even date herewith (the “Loan Agreement”)) under or arising out of the Loan Agreement, heretofore, now, or hereafter made, incurred, or created, whether directly to PFG or acquired by PFG by assignment or otherwise, or held by PFG on behalf of others, however arising, whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, certain or uncertain, determined or undetermined, monetary or nonmonetary, written or oral, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery thereon may be or hereafter become barred by any statute of limitations, discharged or uncollectible in any bankruptcy, insolvency or other proceeding (other than of a Guarantor in respect of itself), or otherwise unenforceable; and (b) any and all amendments, modifications, renewals and extensions of any or all of the foregoing, including without limitation amendments, modifications, renewals and extensions which are evidenced by any new or additional instrument, document or agreement; and (c) any and all attorneys' fees, court costs, and collection charges incurred in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor, or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.

Cross-Corporate Continuing Guaranty and Security Agreement

3. Waivers.  Guarantor hereby waives:  (a) presentment for payment, notice of dishonor, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following:  the acceptance hereof; the creation, existence, or acquisition of any Indebtedness; the amount of the Indebtedness from time to time outstanding; any foreclosure sale or other disposition of any property which secures any or all of the Indebtedness or which secures the obligations of any other guarantor of any or all of the Indebtedness; any adverse change in Borrower's financial position; any other fact which might increase Guarantor's risk; any default, partial payment or non-payment of all or any part of the Indebtedness; the occurrence of any other Event of Default (as hereinafter defined); any and all agreements and arrangements between PFG and Borrower and any changes, modifications, or extensions thereof, and any revocation, modification or release of any guaranty of any or all of the Indebtedness by any person (including without limitation any other person signing this Guaranty); (b) any right to require PFG to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Indebtedness, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with PFG or any indebtedness of PFG to Borrower, or to exercise any other right or power, or pursue any other remedy PFG may have; (c) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of Borrower or any other guarantor or any endorser, co-maker or other person, with respect to all or any part of the Indebtedness, or by reason of any act or omission of PFG or others which directly or indirectly results in the discharge or release of Borrower or any other guarantor or any other person or any Indebtedness or any security therefor, whether by operation of law or otherwise; (d) any defense arising by reason of any failure of PFG to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Borrower or any other person; (e) any defense based upon any failure of PFG to give Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness, or any defects in any such notice that may be given, or any failure of PFG to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Indebtedness including, but not limited to, any failure by PFG to dispose of any property securing any or all of the Indebtedness in a commercially reasonable manner; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Indebtedness (including without limitation any interest thereon), in or as a result of any such proceeding; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty.  Until all of the Indebtedness has been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of all of the Indebtedness.  If any claim is ever made upon PFG for repayment or recovery of any amount or amounts received by PFG in payment of or on account of any of the Indebtedness, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and PFG repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over PFG or any of its property, or by reason of any settlement or compromise of any such claim effected by PFG with any such claimant (including without limitation the Borrower), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Indebtedness, or any release of any of the Indebtedness, and the Guarantor shall be and remain liable to PFG under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by PFG, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty.  Until all of the Indebtedness has been irrevocably paid and performed in full, Guarantor hereby expressly and unconditionally agrees not to assert any and all rights of subrogation, reimbursement and indemnity of every kind against Borrower, and all rights of recourse to any assets or property of Borrower, and all rights to any collateral or security held for the payment and performance of any Indebtedness, including (but not limited to) any of the foregoing rights which Guarantor may have under any present or future document or agreement with any Borrower or other person, and including (but not limited to) any of the foregoing rights which Guarantor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.  Neither PFG, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing PFG shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Guarantor or any other party through the ordinary negligence of PFG, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing PFG.

Cross-Corporate Continuing Guaranty and Security Agreement

4. Consents.  Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, if there has occurred a Default or Event of Default under the Loan Agreement, PFG may, from time to time before or after revocation of this Guaranty, do any one or more of the following in PFG's sole and absolute discretion:  (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Indebtedness; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Indebtedness or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Indebtedness or any guaranty of any or all of the Indebtedness, or on which PFG at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Indebtedness, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Indebtedness, including the rate of interest thereon; (f) apply any sums received from Borrower, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as PFG determines in its sole discretion, but subject to any restrictions in the Loan Agreement, and regardless of whether such indebtedness is part of the Indebtedness, is secured, or is due and payable; (g) apply any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Indebtedness in such manner and order as PFG determines in its sole discretion, regardless of whether or not such Indebtedness is secured or is due and payable.  Guarantor consents and agrees that PFG shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness.  Guarantor further consents and agrees that PFG shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Indebtedness.  Without limiting the generality of the foregoing, PFG shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Indebtedness.

5. No Commitment.  Guarantor acknowledges and agrees that acceptance by PFG of this Guaranty shall not constitute a commitment of any kind by PFG to extend such credit or other financial accommodation to Borrower or to permit Borrower to incur Indebtedness to PFG.

6. Exercise of Rights and Remedies; Foreclosure of Trust Deeds.  Until the Indebtedness of Borrower to PFG is indefeasibly paid in full, Guarantor hereby irrevocably agrees not to assert any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive.  The Guarantor waives all rights and defenses that the Guarantor may have because the Borrower's Indebtedness is secured by real property.  This means, among other things:  (1) PFG may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower.  (2) If PFG forecloses on any real property collateral pledged by the Borrower:  (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.  (B) PFG may collect from the Guarantor even if PFG, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's Indebtedness is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.  The Guarantor waives all rights and defenses arising out of an election of remedies by PFG, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise.

7. Acceleration.  Notwithstanding the terms of all or any part of the Indebtedness, the obligations of the Guarantor hereunder to pay and perform all of the Indebtedness shall, at the option of PFG, immediately become due and payable, without notice, and without regard to the expressed maturity of any of the Indebtedness, in the event:  (a) Guarantor shall fail to pay or perform when due any of its obligations under this Guaranty; or (b) upon the occurrence and during the continuance of any “Event of Default” as defined under the Loan Documents, or upon the occurrence of any default or event of default under any present or future loan agreement or other instrument, document or agreement between PFG and Borrower or between PFG and Guarantor.  The foregoing are referred to in this Guaranty as "Events of Default".

8. Indemnity.  Guarantor hereby agrees to indemnify PFG and hold PFG harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including without limitation attorneys' fees), of every nature, character and description, which PFG may sustain or incur based upon or arising out of any of the Indebtedness, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between PFG and Borrower, any actual or alleged failure of PFG to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by PFG relating in any way to Borrower or the Indebtedness (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of PFG or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing PFG).  Notwithstanding any provision in this Guaranty to the contrary, the indemnity agreement set forth in this Section shall survive any termination or revocation of this Guaranty and shall for all purposes continue in full force and effect until all Indebtedness is paid.

Cross-Corporate Continuing Guaranty and Security Agreement

9. Subordination.  Any and all rights of Guarantor under any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for any guaranties of any such obligations, whether now existing or hereafter arising, are hereby subordinated in right of payment to the prior payment in full of all of the Indebtedness.  No payment in respect of any such subordinated obligations shall at any time be made to or accepted by Guarantor if at the time of such payment any Indebtedness is outstanding.  If any Event of Default has occurred, Borrower and any assignee, trustee in bankruptcy, receiver, or any other person having custody or control over any or all of Borrower's property are hereby authorized and directed to pay to PFG the entire unpaid balance of the Indebtedness before making any payments whatsoever to Guarantor, whether as a creditor, shareholder, or otherwise; and insofar as may be necessary for that purpose, Guarantor hereby assigns and transfers to PFG all rights to any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, including without limitation any payments, dividends or distributions out of the business or assets of Borrower.  Any amounts received by Guarantor in violation of the foregoing provisions shall be received and held as trustee for the benefit of PFG and shall forthwith be paid over to PFG to be applied to the Indebtedness in such order and sequence as PFG shall in its sole discretion determine, without limiting or affecting any other right or remedy which PFG may have hereunder or otherwise and without otherwise affecting the liability of Guarantor hereunder.  Guarantor hereby expressly waives any right to set-off or assert any counterclaim against Borrower.

10. Revocation.  This is a Continuing Guaranty relating to all of the Indebtedness, including Indebtedness arising under successive transactions which from time to time continue the Indebtedness or renew it after it has been satisfied.  The obligations of Guarantor hereunder may be terminated only as to future transactions and only by (i) giving 90 days' advance written notice thereof to PFG at its address above by registered first-class U.S. mail, postage prepaid, return receipt requested, or (ii) upon termination of the Loan Agreement and all Obligations thereunder, provided such termination shall be effective until 90 days following the date of actual receipt of the notice set forth in clause (i) above or such termination as provided in clause (ii) above.  Notwithstanding such revocation, this Guaranty and all consents, waivers and other provisions hereof shall continue in full force and effect as to any and all Indebtedness which is outstanding on the effective date of revocation and all extensions, renewals and modifications of said Indebtedness (including without limitation amendments, extensions, renewals and modifications which are evidenced by new or additional instruments, documents or agreements executed after revocation), and all interest thereon, then and thereafter accruing, and all attorneys' fees, court costs and collection charges theretofore and thereafter incurred in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.

11. Independent Liability.  Guarantor hereby agrees that one or more successive or concurrent actions may be brought hereon against Guarantor, in the same action in which Borrower may be sued or in separate actions, as often as deemed advisable by PFG.  The liability of Guarantor hereunder is exclusive and independent of any other guaranty of any or all of the Indebtedness whether executed by Guarantor or by any other guarantor (including without limitation any other persons signing this Guaranty).  The liability of Guarantor hereunder shall not be affected, revoked, impaired, or reduced by any one or more of the following:  (a) the fact that the Indebtedness exceeds the maximum amount of Guarantor's liability, if any, specified herein or elsewhere (and no agreement specifying a maximum amount of Guarantor's liability shall be enforceable unless set forth in a writing signed by PFG or set forth in this Guaranty); or (b) any direction as to the application of payment by Borrower or by any other party; or (c) any other continuing or restrictive guaranty or undertaking or any limitation on the liability of any other guarantor (whether under this Guaranty or under any other agreement); or (d) any payment on or reduction of any such other guaranty or undertaking; or (e) any revocation, amendment, modification or release of any such other guaranty or undertaking; or (f) any dissolution or termination of, or increase, decrease, or change in membership of any Guarantor which is a partnership.  Guarantor hereby expressly represents that it was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from its obligations hereunder either in full or to any lesser extent.

Cross-Corporate Continuing Guaranty and Security Agreement

12. Financial Condition of Borrower.  Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower's request and based solely upon its own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of PFG with respect thereto.  Guarantor represents and warrants that it is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower's financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting PFG to furnish to him any information now or hereafter in PFG's possession concerning the same or any other matter.

13. Representations and Warranties. In order to induce PFG to enter into a loan agreement with each Borrower and make loans to Borrower, each Guarantor represents and warrants to PFG as follows, and each Guarantor covenants that the following representations will continue to be true, and that Guarantor will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full: (a) Guarantor is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change; (b) the execution, delivery and performance by Guarantor of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Guarantor in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Guarantor’s articles or certificate of incorporation, or Guarantor’s by-laws or other constitutional documents or instrument, or any law or any  material agreement or instrument which is binding upon Guarantor or its property, (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Guarantor or its property, and (v) the person executing this Guaranty on behalf of each Guarantor is a duly-authorized and empowered officer or agent of each such Guarantor; and (c) it is in Guarantor's direct interest to assist Borrower in procuring credit, because Borrower is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, and/or otherwise has a direct or indirect corporate or business relationship with Guarantor.

14. Grant of Security Interest. To secure the payment of all Indebtedness and the timely performance of all of the Obligations when due, each Guarantor hereby grants to PFG a security interest in all of the following (collectively, the “Collateral”) until all Obligations are indefeasibly paid and performed:  all right, title and interest of Guarantor in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds  (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Guarantor’s books relating to any and all of the above.

15. Costs; Interest.  Whether or not suit be instituted, Guarantor agrees to reimburse PFG on demand for all reasonable attorneys' fees and all other reasonable costs and expenses incurred by PFG in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty, or in enforcing any of the Indebtedness against Borrower, Guarantor, or any other person, or in connection with any property of any kind of Guarantor securing all or any part of the Indebtedness.  Without limiting the generality of the foregoing, and in addition thereto, Guarantor shall reimburse PFG on demand for all reasonable attorneys' fees and costs PFG incurs in any way relating to Guarantor, Borrower or the Indebtedness, in order to:  obtain legal advice; enforce or seek to enforce any of its rights; commence, intervene in, respond to, or defend any action or proceeding; file, prosecute or defend any claim or cause of action in any action or proceeding (including without limitation any probate claim, bankruptcy claim, third-party claim, secured creditor claim, reclamation complaint, and complaint for relief from any stay under the Bankruptcy Code or similar legislation in any other jurisdiction or otherwise); protect, obtain possession of, sell, lease, dispose of or otherwise enforce any security interest in or lien on any property of any kind securing any or all of the Indebtedness; or represent PFG in any litigation with respect to Borrower's or Guarantor's affairs. In the event either PFG or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs of suit from the non-prevailing party.  All sums due under this Guaranty shall bear interest from the date due until the date paid at the highest rate charged with respect to any of the Indebtedness.

16. Notices.  Any notice which a party shall be required or shall desire to give to the other hereunder (except for notice of revocation, which shall be governed by Section 10 of this Guaranty) shall be given by personal delivery or by telecopier or by depositing the same in the United States mail, first class postage pre-paid, addressed to PFG at its address set forth in the heading of this Guaranty and to Guarantor at its address provided by Guarantor to PFG in writing, and such notices shall be deemed duly given on the date of personal delivery or one day after the date telecopied or 3 business days after the date of mailing as aforesaid.  PFG and Guarantor may change their address for purposes of receiving notices hereunder by giving written notice thereof to the other party in accordance herewith.  Guarantor shall give PFG immediate written notice of any change in its address.

Cross-Corporate Continuing Guaranty and Security Agreement

17. Claims.  Each of Guarantor, on the on hand, and PFG, on the other hand (each a "party") agrees that any claim or cause of action by a party against the, or any of their respective directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Guaranty, or any other present or future agreement between PFG and Guarantor or between PFG and Borrower, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by a party or its respective directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by a party by the commencement of an action or proceeding in a court of competent jurisdiction within San Francisco County, California, by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of the other party or any other person authorized to accept service of process on behalf of such other party, within 30 days thereafter.  Each party agrees that such one year period is a reasonable and sufficient time for a party to investigate and act upon any such claim or cause of action.  The one year period provided herein shall not be waived, tolled, or extended except by a specific written agreement by all parties hereto.  This provision shall survive any termination of this Guaranty or any other agreement.

18. Construction; Severability. The term "Guarantor" as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several.  As used in this Guaranty, the term "property" is used in its most comprehensive sense and shall mean all property of every kind and nature whatsoever, including without limitation real property, personal property, mixed property, tangible property and intangible property.  If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable as against any Guarantor, the remainder of this Guaranty and the application of such provision to other Guarantors or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.

19. Withholding; Gross-up.  All payments to be made by Guarantor under this Guaranty, whether in respect of principal, interest, fees or otherwise, shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim and free and clear of and without any deduction or withholding or payment for or on account of any taxes that may be imposed in the United Kingdom, Canada, or any other jurisdiction from which payment may be made by Guarantor under this Guaranty.  If Guarantor shall be required by law to effect any deduction or withholding or payment as aforesaid from or in connection with any payment made under this Guaranty for the account of PFG then: (a) Guarantor shall promptly notify PFG upon becoming aware of the relevant requirements to deduct any such deduction or withholding or payment; (b) Guarantor shall ensure that such deduction or withholding or payment does not exceed the minimum legal liability therefor, shall remit the amount of such tax to the appropriate taxation authority and shall forthwith pay to PFG such additional amount as will result in the immediate receipt by PFG of the full amount which would otherwise have been receivable hereunder had no such deduction or withholding or payment been made; and (c) Guarantor shall not later than 50 days after each deduction or withholding or payment of any taxes forward to PFG documentary evidence reasonably required by PFG in respect of the payment of any such taxes.

20.  General Provisions.   PFG shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to PFG, and against Borrower to the full extent of the Indebtedness.  No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of PFG's right to proceed in any other form of action or proceeding or against any other party.  The failure of PFG to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same.  All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to PFG by law or under any other instrument or agreement.   Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty.  PFG shall have no obligation to inquire into the power or authority of Borrower or any of its officers, directors, employees, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of any such power or authority shall be included in the Indebtedness guaranteed hereby.  This Guaranty is the entire and only agreement between Guarantor and PFG with respect to the guaranty of the Indebtedness of Borrower by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby.  No course of dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty.  There are no conditions to the full effectiveness of this Guaranty.  The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of PFG.  All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by PFG and its successors and assigns and shall be binding upon Guarantor and its successors and assigns.  Section headings are used herein for convenience only.  Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.

Cross-Corporate Continuing Guaranty and Security Agreement

21. Governing Law; Venue and Jurisdiction. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California.  In order to induce PFG to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of PFG, be litigated in courts located within San Francisco County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Guarantor may have to transfer or change the venue of any such action or proceeding.

22. Receipt of Copy.  Guarantor acknowledges receipt of a copy of this Guaranty.

23.  Mutual Waiver of Right to Jury Trial.  PFG AND GUARANTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS GUARANTEE OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PFG AND GUARANTOR; OR (iii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF PFG OR GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING PFG OR GUARANTOR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Francisco County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Francisco County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

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Borrower:		PFG:

COMPOSITE TECHNOLOGY CORPORATION		PARTNERS FOR GROWTH II, L.P.

By	/s/ Benton H. Wilcoxon	By
CEO
Name:
By	/s/ Lang Jin
Secretary or Ass't Secretary		Title: Manager, Partners for Growth II, LLC
Its General Partner
Borrower:		Borrower:

CTC CABLE CORPORATION		CTC RENEWABLES CORPORATION

By	/s/ Benton H. Wilcoxon	By	/s/ Benton H. Wilcoxon
President		President

By	/s/ Lang Jin	By	/s/ Lang Jin
Secretary or Ass't Secretary		Secretary or Ass't Secretary

Guarantor:

STRIBOG, INC.

By	/s/ Benton H. Wilcoxon
President

By	/s/ Lang Jin
Secretary or Ass't Secretary

Cross-Corporate Continuing Guaranty and Security Agreement Signature Page